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                                                              EXHIBIT 10(ii)(ac)


                                 AMENDMENTS TO
                          J. C. PENNEY COMPANY, INC.
                           BENEFIT RESTORATION PLAN



              Adopted by Vice President and Director of Personnel

                               December 30, 1997
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                                 AMENDMENTS TO
                           J. C. PENNEY COMPANY, INC.
                            BENEFIT RESTORATION PLAN


1. The first subparagraph of Paragraph (1) (Optional Forms and Commencement of Benefit Payments) of Article V (Form and Commencement of Benefit Payments) is amended effective January 1, 1997 in its entirety to read as follows:

          Except as otherwise provided in this Plan and subject to such rules and regulations as the Benefits Administration Committee may establish from time to time with respect to time and manner of payment, benefits provided by this Plan shall be payable as follows. For purposes of the benefit provided by Paragraph (1) of Article IV, a Participant shall receive the annual benefit payable under Paragraph (1) of
          Article IV in such form and at such time and actuarially adjusted in such a manner as the benefit payable under the Supplemental Retirement Program. If the Participant is not entitled to a benefit under the Supplemental Retirement Program, the Participant shall receive the annual benefit payable under Paragraph (1) of Article IV in such a form and at such time and actuarially adjusted in such a manner as the benefit payable under the Pension Plan. Payment of such benefit may be deferred to a date no later than the Participant's attainment of age 65 only if the Participant has elected to defer receipt of benefits under the Pension Plan.


2. The first subparagraph of Paragraph (1) (Optional Forms and Commencement of Benefit Payments) of Article V (Form and Commencement of Benefit Payments) is amended effective January 1, 1998 to delete sentences two and three and to substitute therefor the following sentence:

          For purposes of the benefit provided by Paragraph (1) of Article IV, the Participant shall receive the annual benefit payable under Paragraph (1) of Article IV in such a form and at such time and actuarially adjusted in such a manner as the benefit payable under the Pension Plan.


3. Paragraph (2) (Small Annuities) of Article V (Form and Commencement of Benefit Payments) is amended effective January 1, 1998 in its entirety to read as follows:

          (2) Small Annuities: If the total benefit payable with respect to a Participant under Paragraph (1) of Article IV plus the benefits payable

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          from the Pension Plan would not provide monthly payments exceeding
          $100, the benefit shall be converted into an actuarially equivalent lump sum payment (applying the actuarial factors utilized in the Pension Plan).

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